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                                                                    EXHIBIT 23.2




                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Registration Statement of Internet America, Inc. on Form S-8 of our report dated August 13, 1999, appearing in the Annual Report on Form 10-KSB of Internet America, Inc. for the year ended June 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                            /s/ Deloitte & Touche LLP


Dallas, Texas
December 7, 1999